UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 10, 2010
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 10, 2010, Robert Dinning resigned as Chief Executive Officer and Chief Financial Officer of Industrial Minerals, Inc. (the “Corporation”).   Mr. Dinning is being issued 1,000,000 shares of the Corporation as compensation for past services; his options are being terminated.

As of May 10, 2010, Gregory B. Bowes was appointed Chief Executive Officer and Chief Financial Officer of the Corporation.   Mr. Bowes was appointed a director of the Corporation on June 23, 2008.  Mr. Bowes holds an MBA in Finance and Accounting from Queens University (1979) and an Honors BA in Earth Sciences (Geology) from the University of Waterloo (1977). Mr. Bowes has been Chief Financial Officer and Senior Vice President of Orezone Gold Corporation, a publicly traded mining company with projects in West Africa.  From February of 2006 to March of 2008, Mr. Bowes was the President and Chief Executive Officer of San Anton Resource Corporation, an exploration company listed on the Toronto Stock Exchange.  From January of 2004 to March of 2007, Mr. Bowes was the Vice President and then Chief Financial Officer of Orezone Resources Inc. which was listed on the Toronto Stock Exchange.  Mr. Bowes is 55 years old.  In May 2009, Mr. Bowes was appointed President and Chief Executive Officer of the Corporation’s wholly owned subsidiary, Northern Graphite.

Effective June 2, 2010, W. Campbell Birge was appointed to the board of directors of the Corporation.  Mr. Birge will replace Mr. Dinning on the compensation and audit committees.  Since September 2009, Mr. Birge is the Chief Financial Officer of Wind Works Power Corp.  He was previously the President, Chief Executive Officer and a Director of Ammex Gold Mining Corp., a publicly traded gold mining company, from December 2007 until September 2009.  Prior to that, he was President, Chief Executive Officer and a director of the Corporation from October 2006 until April 2007.  Mr. Birge is also a partner in a Honda car dealership.  He has served on the Advisory Board and as Vice President of Operations of the Trust for Sustainable Development which has been engaged in the business of planning and creating sustainable buildings and towns involving alternative energy since 1994.  Mr. Birge was an Associate Professor at United States International University (Mexico City campus) and was twice elected to serve on the Academic Counsel as the Head of the Graduate Business studies. He is a consultant to public and private companies doing business in Canada, the United States and Mexico. Mr. Birge attended Simon Fraser University (BA), the University of Calgary (B.Ed) and the United States International University (M.Sc.).   Mr. Birge is 56 years old.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.

Date: June 7, 2010	By:	/s/ Gregory B. Bowes
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer